UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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AMERICAN EXPRESS COMPANY
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April 2023 SPRING 2023 INVESTOR ENGAGEMENT American Express Company

2022 Performance Highlights

We are a leader in providing credit and charge cards to a broad range of customers, including consumers, small businesses, mid-sized companies and large corporations around the world. We seek to grow by focusing on four strategic imperatives:

Expand leadership in the premium consumer space	Build on our strong position in commercial payments	Strengthen our global, integrated network	Build on our unique global position

2022 Business Performance

- Grew worldwide network volumes[1] by 21% versus the prior year, or 24% on an FX-adjusted basis[2], with growth driven across customer types and geographies
- Added a record 12.5 million new proprietary cards
- Maintained strong customer satisfaction scores and retention rates, above pre-pandemic (2019) levels
- Saw strong, industry-leading credit performance
- Sustained virtual parity coverage in the U.S., with approximately 99% of credit-card accepting merchants able to accept American Express[3], and continued to grow international coverage
- Continued to invest in our brand, value propositions, customers, colleagues and technology, while retaining financial flexibility

2022 Financial Performance

$52.9B TOTAL REVENUE YoY Growth: 25% / 27% Reported / FX-adjusted[2]	**$7.5B** NET INCOME	**$1.6T** WORLDWIDE NETWORK VOLUMES YoY Growth: 21% / 24% Reported / FX-adjusted[2]
$113.4B TOTAL LOANS YoY Growth: 24%	**$9.85** EPS	**32.3%** ROE[4]
$3.3B SHARE REPURCHASES	**$1.6B** DIVIDENDS	**133M** CARDS-IN-FORCE

(1) *Represents transaction volumes on payment products issued by American Express (billed business) and transaction volumes from cards issued by network partners and alternative payment solutions facilitated by American Express (processed volumes)*
(2) *FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes 2022 foreign exchange rates apply to 2021 results). Total revenues net of interest expense on an FX-adjusted basis is a non-GAAP measure. Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare American Express' performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.*
(3) *Source: Company internal data and The Nilson Report, February 2023*
(4) *Return on equity (ROE) is calculated by dividing (i) net income for the period by (ii) average shareholders' equity for the period.*

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Our Director Nominees



Thomas J. Baltimore
Chairman and CEO, Park Hotels & Resorts, Inc.

Committee Membership:
- Audit and Compliance



John J. Brennan
Chairman Emeritus and Senior Advisor, The Vanguard Group, Inc.
Lead Independent Director

Committee Memberships:
- Audit and Compliance
- Compensation and Benefits (Chair)



Peter Chernin
Founder and CEO, Chernin Entertainment, LLC

Committee Memberships:
- Compensation and Benefits
- Nominating, Governance and Public Responsibility (Chair)



Walter J. Clayton III
Senior Policy Advisor and Of Counsel, Sullivan & Cromwell LLP
(elected October 5, 2022)

Committee Membership:
- Risk



Ralph de la Vega
Former Vice Chairman, AT&T, Inc.

Committee Memberships:
- Audit and Compliance (Chair)
- Compensation and Benefits



Theodore J. Leonsis
Founder, Chairman and CEO, Monumental Sports & Entertainment, LLC

Committee Memberships:
- Compensation and Benefits
- Nominating, Governance and Public Responsibility



Deborah P. Majoras
Former Chief Legal Officer and Corporate Secretary, Procter & Gamble Co.
(elected December 7, 2022)

Committee Membership:
- Nominating, Governance and Public Responsibility



Karen L. Parkhill
Executive Vice President and Chief Financial Officer, Medtronic, Inc.

Committee Memberships:
- Audit and Compliance
- Risk (Chair)



Charles E. Phillips
Former Chairman and CEO, Infor, Inc.

Committee Membership:
- Risk



Lynn A. Pike
Former President, Capital One Bank

Committee Membership:
- Compensation and Benefits



Stephen J. Squeri
CEO, American Express Company
Chairman



Daniel L. Vasella
Honorary Chairman and Former Chairman and CEO, Novartis AG

Committee Memberships:
- Compensation and Benefits
- Nominating, Governance and Public Responsibility



Lisa W. Wardell
Former Executive Chairman, Adtalem Global Education, Inc.

Committee Membership:
- Risk



Christopher D. Young
Executive Vice President, Business Development, Microsoft Corp.

Committee Memberships:
- Nominating, Governance and Public Responsibility
- Risk

Board and Committee Memberships are as of March 8, 2023

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Our ESG Governance Framework


MISSION: BACK PEOPLE AND BUSINESSES TO THRIVE AND CREATE EQUITABLE, RESILIENT, AND SUSTAINABLE COMMUNITIES GLOBALLY
ESG PILLARS
PROMOTE DIVERSITY, EQUITY & INCLUSION
ADVANCE CLIMATE SOLUTIONS
BUILD FINANCIAL CONFIDENCE
BOARD OVERSIGHT
NOMINATING, GOVERNANCE, & PUBLIC RESPONSIBILITY COMMITTEE
RISK COMMITTEE
COMPENSATION & BENEFITS COMMITTEE
MANAGEMENT & IMPLEMENTATION
EXECUTIVE COMMITTEE
ESG STEERING COMMITTEE
ENTERPRISE RISK MANAGEMENT COMMITTEE
CORPORATE SUSTAINABILITY ENTERPRISE ESG TEAM
CLIMATE RISK TEAM
ESG WORKING GROUPS
PROMOTE DIVERSITY, EQUITY, & INCLUSION
BUILD FINANCIAL CONFIDENCE
ADVANCE CLIMATE SOLUTIONS
NET ZERO
ESG DISCLOSURES
CLIMATE RISK MANAGEMENT
BUSINESS UNITS ACROSS THE COMPANY

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PROMOTE DIVERSITY, EQUITY & INCLUSION  Exceeded our initial objective of spending $1 billion toward our DE&I Action Plan and announced our ambition to spend an additional $3 billion through the end of 20251  Maintained 100% pay equity for colleagues across genders globally and across races and ethnicities in the United States  Continued to provide transparency through disclosures on diversity representation including new details on hiring, promotion, retention and “raw median pay gap” Our ESG Strategy In Action: 2022 Highlights  Supported small businesses, including an estimated $17.9 billion in reported spending by U.S. consumers on Small Business Saturday in 20223  Underwrote $328 million in community development loans and investments to support small business needs, job creation, and affordable housing  Maintained lowest US fraud rates among major credit card networks4  Reached 6.2 million users in MyCredit Guide as of December 2022, a free service that gives consumers access to credit scores, tools, and information  Submitted near-term and long-term emissions reduction targets to the Science Based Targets initiative (SBTi) in 2022 for validation as part of our commitment to net-zero by 2035 in alignment with SBTi.  Maintained carbon neutral operations powered by 100% renewable electricity2  Formed the Climate Risk Management Working Group to oversee climate risks  Developed new digital tools to help corporate clients better understand and manage their carbon footprint 1 Includes spending with underrepresented-owned suppliers, expanding access to capital and financial education and supporting non-profit organizations focused on promoting equality, among other DE&I initiatives 2 Achieved carbon neutral operations for Scope 1 (direct emissions from sources owned or controlled by American Express), Scope 2 (indirect location-based and market-based emissions) and Scope 3 (waste and employee business travel, including third-party air, rail and rental cars) emissions through renewable energy credits, carbon offsets and reduced GHG emissions. Operations include all our managed facilities, field sites and data centers. Managed facilities are individual properties operationally managed by our global real estate team and housing critical business functions. Field sites are individual properties that are not operationally managed by our global real estate team but directly by our business units. They are typically smaller sites, less than 30,000 square feet (including airport lounges, foreign exchange kiosks and sales offices) that are owned or leased by American Express 3The American Express 2022 Small Business Saturday Consumer Insights Survey was conducted by Teneo on behalf of American Express and the National Federation of Independent Business (NFIB). The study is a nationally representative sample of 2,471 U.S. adults 18 years of age or older. The sample was collected using an email invitation and an online survey. The study gathered self-reported data and does not reflect actual receipts or sales. It was conducted anonymously on November 27, 2022. The survey has an overall margin of error of +/- 2.0%, at the 95% level of confidence. Projections are based on the current U.S. Census estimates of the U.S. adult population, age 18 years and over. 4The Nilson Report, February 2023 ADVANCE CLIMATE SOLUTIONS BUILD FINANCIAL CONFIDENCE Our 2022 ESG Ratings CDP Climate Change Score: A- MSCI (ESG) Rating: AA Sustainalytics ESG Risk-Rating: Low-Risk 5

• Compensation and Benefits Committee (“CBC”) continues to focus compensation decisions on aligning executive pay with company performance and its long-term growth plan  The 2022 Company Multiplier of 150% for its Annual Incentive Plan reflects outperformance against Company Scorecard goals − Revenue growth and EPS exceeding guidance communicated in January 2022 − Strong customer retention rates and significant progress in expanding our global network − Strong outcomes across colleague metrics that include diversity representation, talent retention and culture − Excellence in strategic outcomes, including leadership in consumer and commercial payments and progress on ESG goals  Top quartile 3-year ROE and TSR performance versus our LTIA peer group led to an above target vesting of the 2020 PRSUs • Beyond Executive Compensation, CBC continues to engage in reviews of broader colleague engagement strategies  Amex Flex was launched in 2022 designed to enable colleagues to have greater flexibility in their personal and professional lives  Maintained 100% pay equity for colleagues across genders globally, and across races and ethnicities in the United States  Investments in physical, mental and financial well-being include the company’s Healthy Living, Healthy Minds and Smart Saving programs Executive Compensation 6

Executive Compensation

- **Highlights of 2023 Proxy disclosures on executive compensation**
  - ✓ 2022 Special Award to further align compensation with shareholder interests and retain leadership through execution of our growth plan
    - Awarded to certain executives, including Mr. Squeri
    - Award vests subject to achievement of 40% absolute TSR growth hurdle within 4 years and positive cumulative net income
    - Requires continued employment through vesting dates (retirement provisions do *not* apply)
  - ✓ Included detail of 2022 company performance outcomes across the Company Scorecard and associated NEO pay outcomes
- **How our executive compensation program supports Strategic Growth**

Element		Performance Measures	Key Features
Base Salary		--	• Fixed compensation
Annual Incentive Award		Shareholder (45%); Customer (15%); Colleague (15%); Strategic (25%)	• Performance measured against Company Scorecard for all executives to promote enterprise thinking
LTIA	Performance RSUs (80% of LTIA)	3-year relative ROE and relative TSR vs peers	• Align incentives with shareholders' long-term interests • Vest 3-years after grant subject to performance
LTIA	Stock Options (20% of LTIA)	Positive cumulative net income	

CEO Target Total Direct Compensation Mix



Base Salary
Annual Incentive Award
PRSUs
Stock Options
5%
30%
52%
13%

95% of total CEO compensation is performance-based with a significant portion (65%) tied to the future performance of the company

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This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “expect,” “anticipate,” “intend,” “plan,” “aim,” “pledge,” “seek,” “goal,” “commit,” “will,” “may,” “should,” “could,” “would,” or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the company’s other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements. Cautionary Note Regarding Forward-Looking Statements 8